Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Seadrill Partners LLC of our report dated August 20, 2012 relating to the financial statements of Seadrill Partners LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS

Oslo, Norway

September 21, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Seadrill Partners LLC of our report dated July 2, 2012 relating to the Combined Consolidated Carve-out Financial Statements of the predecessor to Seadrill Partners LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS

Oslo, Norway

September 21, 2012

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